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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

Level 3 Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15658 (Commission File Number)	47-0210602 (IRS employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant's telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

        On December 31, 2008, Level 3 Communications, Inc. (the "Company") completed its tender offer (the "2009 Tender Offer") to purchase for cash any and all of its outstanding 6% Convertible Subordinated Notes due 2009 ("2009 Subordinated Notes").

        In accordance with the terms of the 2009 Tender Offer, the Company accepted for payment $123,850,000 principal amount of its 2009 Subordinated Notes at a purchase price of $920.00 per $1,000 principal amount of such notes, plus, with respect to the 2009 Subordinated Notes, accrued and unpaid interest up to, but not including, December 31, 2008.

        On December 31, 2008, the Company issued a press release announcing the results of the 2009 Tender Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

  (a)
  Financial Statements of Business Acquired

  None

  (b)
  Pro Forma Financial Information

  None

  (c)
  Shell Company Transactions

  None

  (d)
  Exhibits

  99.1
  Press Release, dated December 31, 2008, relating to the completion of the 2009 Tender Offer.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.
By:	/s/ NEIL J. ECKSTEIN Name: Neil J. Eckstein Title: Senior Vice President

Date: December 31, 2008

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  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits
SIGNATURES